Exhibit 10.4

BENACQUISTA GALLERIES, INC.
6870 La Valle Plateada,
Rancho Santa Fe, California  92067

April 23, 2008

Vibe Records, Inc.
446 Edwards Avenue, Suite #1
Calverton, New York 11933

To Whom It May Concern:

Reference is made to the Agreement of Sale (“Agreement”), dated as of January 11, 2008  and the Letter Agreement dated April 4, 2008 (“Letter Agreement”) by and between Vibe Records, Inc., a Delaware Corporation (“Vibe”), Benacquista Galleries, Inc., a Nevada corporation (“Benacquista”), James Price, an Individual (“Mr. Price”) and Timothy Olphie, an individual (“Mr. Olphie”, and together the “Parties”).  All terms defined in the Agreement shall have the same meaning when used in this letter unless otherwise defined herein.

1.
Benacquista and Mr. Price are willing to extend the termination date under the Letter Agreement from April 23, 2008 to April 29, 2008, in consideration for the payment of an additional $25,000 non-refundable deposit toward the purchase price of $425,000 (“Additional Payment”).  This payment must be received by April 24, 2008 at 5:00 PM EST.

2.
Benacquista and Mr. Price agree that no later than three business days after receipt of the Additional Payment and signed and executed copy of this document by Vibe and Mr. Olphie, they will prepare and file all necessary documents with the Securities and Exchange Commission to announce the terms of this Letter.  The failure of Benacquista and Mr. Price to file such documents within the timeframe set forth in this Paragraph will be deemed a material breach of this Letter, and Benacquista and Mr. Price agree that they will refund the Additional Payment to Vibe, unless such breach is waived in writing by Vibe and Mr. Olphie.

3.
IN ADDITION, BENACQUISTA AGREES THAT IF THE ADDITIONAL PAYMENT IS MADE, IT WILL RESPOND TO ANY COMMENTS BY THE SEC REGARDING THE PRE 14C FILED ON APRIL 16, 2008 WITHIN TWO BUSINESS DAYS OF RECEIPT OF THE SAME.  EACH FULL DAY DELAY IN RESPONDING BEYOND TWO BUSINESS DAYS SHALL EXTEND THE MAY 7, 2008 TERMINATION DATE BY A FULL DAY.  HOWEVER, SUCH AN EXTENSION SHALL NOT OCCUR IF ANY PRO-FORMA CONSOLIDATED FINANANCIAL INFORMATION OR OTHER INFORMATION REQUIRED BY THE SEC FROM VIBE IS NOT RECEIVED WITHIN 48 HOURS OF RECEIPT OF SEC COMMENTS BY VIBE OR ITS COUNSEL.  IN THE EVENT BENACQUISTA RESPONDS TO SUCH SEC COMMENTS IN A TIMELY FASHION, BUT THERE ARE STILL OUTSTANDING SEC COMMENTS ON MAY 7, 2008, THIS FACT WILL NOT PROVIDE GROUNDS FOR ANY FURTHER EXTENSION UNDER THIS AGREEMENT.

4.
In the event that Vibe needs to extend the termination date past April 29, 2008, Mr. Price and Benacquista are willing to grant Vibe a subsequent extension on the termination date from April 29, 2008 to May 7, 2008, however, IF THE FULL PAYMENT remaining of $400,000 IS NOT RECEIVED BY APRIL 29, 2008 AT 5:00 PM EST, THE ADDITIONAL PAYMENT MADE IN PARAGRAPH ONE  WILL NOT BE CREDITED TOWARD THE PURCHASE PRICE.  THIS MEANS THE PURCHASE PRICE WOULD INCREASE TO $425,000.  If the Additional Payment is made and the remaining balance is paid on time by May 7, 2008 at 5:00 PM EST, Benacquista and Mr. Price agree that Benacquista will issue shares of common stock to Mr. Robert McCoy valued at $50,000.

5.
In the event that Vibe does not pay the entire remaining balance of the purchase price by May 7, 2008 at 5:00 PM EST, any amounts paid under this letter shall be retained my Mr. Price as non-refundable option fees and Mr. Olphie and Vibe specifically waive and discharge any claim to recover the same for any reason.  All other terms of the Agreement shall apply. Time is of the essence with each date listed in this letter and such dates and times will be strictly enforced.  VIBE SPECIFICALLY ACKNOWLEDGES THAT NO MORE EXTENSIONS WILL BE GIVEN.

BENACQUISTA GALLERIES, INC.

By: /s/ James Price
Name: James Price
Title: President and CEO

By: /s/ James Price
James Price

AGREED AND ACKNOWLEDGED:

VIBE RECORDS, INC.

By: /s/ Tim Olphie
Name: Tim Olphie
Title:  CEO

By: /s/ Tim Olphie
Tim Olphie